UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     July 16, 2004
                                                ------------------------------


                               NORTH BANCSHARES, INC.
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                (Exact name of registrant as specified in its Charter)


Delaware                             0-22800                36-3915073
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(State or other               (commission file number)      (IRS Employer
jurisdiction of                                              Identification
incorporation)                                               number)



100 West North Avenue, Chicago, Illinois                     60610
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                     N/A
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         Former name or former address, if changed since last report)






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Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

         99.1. Press release, dated July 16, 2004.


Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished pursuant to Item 12)
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On July 16, 2004, the Registrant issued the attached press release regarding second quarter 2004 earnings and the declaration of a quarterly dividend. The press release is attached as Exhibit 99.1 to this current report on Form 8-K and is being furnished pursuant to Item 12 of Form 8-K.








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORTH BANCSHARES, INC.
                                        (Registrant)




Date: July 16, 2004                     /S/ Joseph A. Graber
      -------------                     --------------------
                                        Joseph A. Graber
                                        President and
                                        Chief Executive Officer







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









                                  EXHIBIT












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        NORTH BANCSHARES, INC.                 NEWS
        100 West North Avenue at Clark - Chicago, Illinois 60610 - 312-664-4320


        RELEASE:   IMMEDIATELY

        CONTACT:   Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
                   (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             SECOND QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, JULY 16, 2004, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced both basic and diluted earnings per share decreased to a net loss of $.11 for the quarter ended June 30, 2004 compared with net income of $.06 per share for the quarter ended June 20, 2003. Net income for the quarter ended June 30, 2004 decreased by $196,000 and amounted to a loss of $126,000 compared with net income of $70,000 for the quarter ended June 30, 2003. The decrease was primarily attributable to a $134,000 increase in professional fees and other non-interest expense that are not tax deductible and are related to the acquisition and merger agreement signed on April 8, 2004.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.08 per share to be paid on August 16, 2004 to stockholders of record as of August 2, 2004.

         Net interest income, before provision for loan losses, increased by $36,000 to $826,000 for the quarter ended June 30, 2004, compared with $790,000 for the quarter ended June 30, 2003. The increase was primarily attributable to a $94,000 decrease in total interest expense partially offset by a $58,000 decrease in total interest income. The decrease in interest expense was primarily attributable to the decrease in interest rates.

         Non-interest income decreased by $167,000 to $20,000 for the quarter ended June 30, 2004, compared with $187,000 for the quarter ended June 30, 2003. The decrease was primarily attributable to a $101,000 decrease in gains on the sale of investment securities available for sale and a $52,000 decrease in gains on sale of mortgage loans held for sale.

         Non-interest expense increased by $110,000 to $983,000 for the quarter ended June 30, 2004 compared with $873,000 for the quarter ended June 30, 2003. The increase was primarily attributable to a $103,000 increase in professional fees related to expenses associated with signing of a definitive agreement and plan of merger on April 8, 2004.

         Total assets remained stable at $133.7 million at June 30, 2004 and at December 31, 2003. There was a $9.3 million increase in cash and cash equivalents which was offset by a $7.2 million decrease in investment securities available for sale and a $2.3 million decrease in net loans receivable.

         Cash and cash equivalents increased by $9.3 million from $13.0 million at December 31, 2003 to $22.3 million at June 30, 2004. The increase was primarily attributable to slower loan demand. In addition, management anticipates that interest rates will trend higher in future periods and investments will yield higher returns as short and longer term rates increase.

         Net loans receivable decreased by $2.3 million and amounted to $93.2 million at June 30, 2004 compared with $95.5 million at December 31, 2003. Equity line of credit loans, that adjust to the prime rate or prime rate plus a margin increased to $21.7 million at June 30, 2004 from $20.5 million at December 31, 2003. The Bank originated $20.8 million in loans during the six months ended June 30, 2004 and recorded $22.9 million in repayments and $180,000 in loan sales compared with $25.8 million in loans originated, $29.4 million in repayments and $1.5 million in loan sales during the six months ended June 30, 2003. At June 30, 2004, the Bank had $4.2 million in loan applications pending approval or closing and $15.4 million in unused lines of credit. The Company did not add to the allowance for loan losses during the quarter ended June 30, 2004, due primarily to a decrease in the loan portfolio during the quarter. The total allowance for loan losses amounted to $354,700 or 0.38% of loans receivable at June 30, 2004 compared with $347,000 and 0.36% of loans receivable at December 31, 2003.

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         Total deposits increased by $1.8 million and amounted to $92.7 million at June 30, 2004 compared with $90.9 million at December 31, 2003. The increase was due primarily to a $2.5 million increase in money market deposit accounts. The weighted average cost of deposits decreased to 2.20% at June 30, 2004 from 2.47% at December 31, 2003.

         Borrowed funds decreased by $2.4 million and amounted to $25.1 million at June 30, 2004 compared with $27.5 million at December 31, 2003. The decrease is attributable to repayment of a higher cost FHLB advance that matured during the first quarter.

         Stockholders' equity was $13.2 million at June 30, 2004 compared with $13.5 million at December 31, 2003. The decrease was primarily attributable to a $234,000 decrease in retained earnings as a result of a net loss of $51,000 and $183,000 in dividend payments. In addition, there was a $66,000 increase in accumulated other comprehensive loss due primarily to an increase in interest rates that occurred during the quarter and the resulting negative effect on the available for sale securities portfolio. Book value per share decreased to $11.53 at June 30, 2004 compared with $11.77 at December 31, 2003.

         Joseph A. Graber, President and Chief Executive Officer, commented: "We have set August 6, 2004 at 3:00 P.M. as the date and time for the special shareholders meeting to vote on the agreement and plan of merger transaction with Diamond Bancorp, Inc. The meeting will be held at our office in Chicago at 100 West North Avenue. The regulatory approval process is moving forward and we look forward to a positive vote and completing the transaction this quarter or early in the fourth quarter."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette, IL. For 64 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                         (FINANCIAL STATEMENTS ATTACHED)



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


                                        NORTH BANCSHARES, INC.
                         CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                  (IN THOUSANDS, EXCEPT SHARE DATA)
                                            (UNAUDITED)

ASSETS                                                   JUNE 30, 2004 DECEMBER 31, 2003
Cash and due from banks                                         $2,442          $2,003
Interest-bearing deposits                                        3,230           2,767
Federal funds sold                                              16,599           8,166
Investment in dollar denominated mutual funds                       63              95
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TOTAL CASH AND CASH EQUIVALENTS                                 22,334          13,031
Securities available for sale                                   11,461          18,612
Stock in Federal Home Loan Bank (FHLB) of Chicago                4,252           4,252
Loans receivable, net of allowance for loan losses
 of $355 at June 30, 2004 and $347 at December 31, 2003         93,153          95,471
Accrued interest receivable                                        529             558
Premises and equipment, net                                        827             849
Other assets                                                     1,113             973
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TOTAL ASSETS                                                   133,669         133,746
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LIABILITIES AND STOCKHOLDERS' EQUITY
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Deposits
   Interest-bearing                                             86,839          85,392
   Non-interest-bearing                                          5,852           5,560
Borrowed funds                                                  25,100          27,500
Advance payments by borrowers for taxes and insurance              653             657
Accrued interest payable and other liabilities                   2,024           1,143
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TOTAL LIABILITIES                                              120,468         120,252
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Preferred stock, $.01 par value. Authorized 500,000
 shares; none outstanding                                            -               -
Common stock, $.01 par value. Authorized 3,500,000
 shares; issued 1,914,075; outstanding 1,144,695 at
 June 30, 2004 and December 31, 2003                                19              19
Additional paid in capital                                      13,179          13,179
Retained earnings, substantially restricted                     11,841          12,075
Treasury stock, at cost (769,380 shares at  June 30,
 2004 and December 31, 2003)                                   (11,625)        (11,625)
Accumulated other comprehensive loss                              (181)           (115)
Unearned stock awards                                              (32)            (39)
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TOTAL STOCKHOLDERS' EQUITY                                      13,201          13,494
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TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $133,669        $133,746
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


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

                                          NORTH BANCSHARES, INC.
                              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (IN THOUSANDS, EXCEPT SHARE DATA)
                                              (UNAUDITED)

                                                              THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                    JUNE 30,               JUNE 30,
                                                              2004          2003       2004        2003
INTEREST INCOME:
Loans receivable                                             $1,407        $1,306       2,803       2,737
Interest-bearing deposits and federal funds sold                 36            61          63         117
Securities available for sale                                   137           271         322         569
Dividend on FHLB stock and other interest income                 64            64         133         114
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TOTAL INTEREST INCOME                                         1,644         1,702       3,321       3,537
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INTEREST EXPENSE:
Deposit accounts                                                474           528         953       1,115
Borrowed funds                                                  344           384         708         785
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TOTAL INTEREST EXPENSE                                          818           912       1,661       1,900
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NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES            826           790       1,660       1,637
PROVISION FOR LOAN LOSSES                                         -             -           7           -
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NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             826           790       1,653       1,637
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NON-INTEREST INCOME:
Gain (loss) on sale of securities available for sale            (64)           37         (64)         64
Gain on sale of mortgage loans held for sale                      -            52          22          59
Other non-interest income                                        84            98         223         187
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TOTAL NON-INTEREST INCOME                                        20           187         181         310
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NON-INTEREST EXPENSE:
Compensation and benefits                                       460           469         878         882
Occupancy expense                                               122           119         249         242
Professional fees                                               149            46         244          86
Data processing                                                  67            74         138         146
Advertising and promotion                                        23            34          56          63
Other non-interest expense                                      162           131         297         322
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TOTAL NON-INTEREST EXPENSE                                      983           873       1,862       1,741
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INCOME (LOSS) BEFORE INCOME TAXES                              (137)          104         (28)        206
INCOME TAX EXPENSE (BENEFIT)                                    (11)           34          23          70
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NET INCOME (LOSS)                                             $(126)          $70         (51)        136
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EARNINGS (LOSS) PER SHARE:
Basic                                                         $(.11)         $.06        (.04)        .12
Diluted                                                       $(.11)         $.06        (.04)        .12
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WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                                     1,143,112     1,140,427   1,143,112   1,139,683
Diluted                                                   1,158,157     1,151,936   1,154,387   1,150,234
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COMPREHENSIVE LOSS                                            $(276)         $(61)       (117)        (53)
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


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
SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                        THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                             JUNE 30,              JUNE 30,
                                                                        2004          2003     2004        2003

PERFORMANCE RATIOS:
--------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average
 total assets) (1)                                                     (0.38)%       0.21%     (0.08)%    0.20%
Return on Stockholders' equity (ratio of net income
 to average equity) (1)                                                (3.79)        2.06      (0.76)     1.98
Interest rate spread information:
Average during period (1)                                               2.19         1.98       2.18      2.03
End of period (1)                                                       2.12         1.93       2.12      1.93
Net interest margin (1)                                                 2.57         2.42       2.56      2.48
Ratio of operating expenses to average assets (1)                       2.94         2.58       2.78      2.55
Efficiency ratio (2)                                                    1.16          .89       1.01       .89
Ratio of average interest-earning assets to average
 interest-bearing liabilities                                         115.06       115.82     115.04    115.58
--------------------------------------------------------------------------------------------------------------

                                                                   JUNE 30, 2004   DECEMBER 31, 2003

ASSET QUALITY RATIOS:
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
Non-performing assets to total assets                                      0.00               0.00
Allowance for loan losses to non-performing loans                          N/A                 N/A
Allowance for loan losses to loans receivable                              0.38               0.36
CAPITAL RATIOS:
--------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                       9.88              10.09
Average Stockholders' equity to average assets                            10.00              10.16
Shares outstanding-actual                                             1,144,695          1,144,695
Book value per share (3)                                                  11.53              11.79
Number of full service offices                                              2                  2
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

(1) Annualized for the three and six month periods presented.
(2) Includes gains on sales.
(3) Includes other comprehensive income



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